                               AMENDMENT No. 4
                                    to the
           Amended and Restated Agreement and Declaration of Trust
                                      Of
                          ROCHESTER PORTFOLIO SERIES

This  Amendment  Number  4 is made  as of June  10,  2002 to the  Amended  and
Restated  Agreement and  Declaration  of Trust of Rochester  Portfolio  Series
(the  "Restated  Declaration  of Trust")  dated as of January 26, 1995, by the duly authorized  individual executing this Amendment on behalf of the Trustees of the Trust.

      WHEREAS,  the  Trustees  established  Rochester  Portfolio  Series  (the
"Trust"),  a business trust  currently with one series,  Limited Term New York
Municipal   Fund,   organized   under   the  laws  of  the   Commonwealth   of
Massachusetts,  for the  investment  and  reinvestment  of  funds  contributed thereto,  under an Agreement and  Declaration  of Trust dated June 13, 1991 as filed with the  Commonwealth of  Massachusetts on June 14, 1991, as amended on
February 6, 1992;

      WHEREAS,  the Restated  Declaration  of Trust dated January 26, 1995 was filed by the Trust with the  Commonwealth of Massachusetts on February 8, 1995 and subsequently amended on November 1, 1995, June 17, 1997 and June 10, 1998;

      WHEREAS,  Section 7.3 of the Restated Declaration of Trust requires that amendments  thereto be by an instrument in writing signed by an officer of the
Trust  pursuant  to a  majority  vote  of the  Trustees  and  filed  with  the
Commonwealth of Massachusetts; and

      WHEREAS,  the Trustees,  acting pursuant to Section 7.3, of the Restated
Declaration  of Trust,  desire to further  amend the Restated  Declaration  of
Trust to change the  registered  agent of the Trust as  established  under the
Restated  Declaration  of Trust dated January 26, 1995, and such Amendment and filing thereof has been approved by a majority of the Trustees;

NOW, THEREFORE,
1.    Section 1.3 shall read as follows:
      "Section 1.3      Resident  Agent.  The name and  address of the Trust's
                        ----------------
      Resident   Agent  for  Service  of  Process  in   Massachusetts   is  CT
      Corporation System, 101 Federal Street, Boston, MA 02110."

2.    Section 1.4 shall read as follows:
      "Section 1.4      Principal  Place of  Business.  The Trust's  principal
                        ------------------------------
      place of business is 6803 S. Tucson Way, Englewood, CO 80112."

3.    These  revisions  to the  Restated  Declaration  of Trust  shall  become effective on June 10, 2002.

4.    All other terms and  conditions of the Restated  Declaration of Trust as amended  November 1, 1995,  June 17, 1997 and June 10, 1998 shall remain unchanged.

Acting  pursuant to Section 7.3, the  undersigned  signs this amendment by and on behalf of the Trustees.

                                             Rochester Portfolio Series

                                             /s/ Denis Molleur

                                             Denis Molleur,
                                             Assistant Secretary
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